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                                                                 Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 7, 1997 with respect to the consolidated financial statements of Shared Technologies Fairchild Inc. and Subsidiaries included in this Form 10-K/A of Intermedia Communications Inc., into the following previously filed Registration Statements (Form S-8 No. 33-64752 and Form S-8 No. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan, (Form S-8 No. 333-03955) pertaining to the Intermedia Communications of Florida, Inc. Long Term Incentive Plan, (Form S-8 No. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of DIGEX, Inc., (Form S-3 No. 33-94702) pertaining to the issuance of common stock in connection with the acquisition of Fibernet, (Form S-3 No. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Series B Senior Notes, (Form S-3 No. 333-33415) pertaining to the registration of Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series D Junior Convertible Preferred Stock, (Form S-3 No. 333-42999) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series E Junior Convertible Preferred Stock and Common Stock issued upon conversion of the Depositary Shares and 7% Series E Junior Convertible Preferred Stock, (Form S-4 No. 333-43001) pertaining to Registration Statement of the Company's 8 7/8% Series B Senior Notes due 2007, (Form S-4 No. 333-44875) pertaining to the registration of the Company's 8 1/2% Series B Senior Notes Due 2008, (Form S-3 No. 333-45019) pertaining to registration of $500,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, (Form S-3 No. 333-46369) pertaining to the issuance of Common Stock in connection with the acquisition of the Long Distance Savers Group of companies, (Form S-3 No. 333-49575) pertaining to the issuance of Common Stock in connection with the acquisition of National Telecommunications of Florida, Inc. and NTC, Inc., (Form S-4 No. 333-56939) pertaining to the registration of the Company's 8.60% Series B Senior Notes due 2008, (Form S-3 No. 333-62931) pertaining to the issuance of Depository Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock, Common Stock issuable as dividends or liquidated damages on the 7% Series F Junior Convertible Preferred Stock, Common Stock, and Common Stock issuable upon conversion of the Depositary Shares and 7% Series F Junior Convertible Preferred Stock.


/s/ Arthur Andersen LLP
---------------------------------
    Arthur Andersen LLP


Washington, D.C.
January 26, 1999